Exhibit 99.1

Electric Last Mile Solutions, Inc. Announces Chapter 7 Bankruptcy Filing

TROY, Mich., June 12, 2022 — Electric Last Mile Solutions, Inc. (NASDAQ: ELMS) (“ELMS” or “the Company”), a pure-play commercial electric vehicle (“EV”) company that has been focused on redefining productivity for the last mile, today announced the Company plans to file for Chapter 7 bankruptcy.

In February 2022, following the resignations of Jim Taylor, the Company’s former Chief Executive Officer, and Jason Luo, the Company’s founder and former Executive Chairman, the Company appointed Board member Shauna McIntyre as interim CEO and President, in part because of her considerable automotive experience.

The ELMS Board and the new leadership team under Ms. McIntyre launched a comprehensive review of the company’s products and commercialization plans, instilled a culture of safety and focused the workforce on producing quality vehicles. This process included assessing the Company’s planned product offerings, production plans, and certification processes, including the feasibility of meeting previously announced targets.

Based on the findings of the same Board-initiated investigation that led to the resignations of Mr. Taylor and Mr. Luo, ELMS was forced to withdraw financial guidance and declare the Company’s past financial statements unreliable. The compound effect of these events, along with a pending SEC investigation initiated this year, made it extremely challenging to secure a new auditor and attract additional funding.

Yet the Company continued to work aggressively on raising new sources of capital, while working closely with advisors to assess and improve its liquidity position. Ultimately, the Board determined, following a comprehensive review with the assistance of the Company’s outside advisors, and upon the recommendation of the Company’s management, that it is in the best interest of the Company and the Company’s stockholders, stakeholders, creditors, and other interested parties to file for Chapter 7 relief.

“I’m very disappointed by this outcome because our ELMS team demonstrated incredible determination to get our electric vans ready to meet the critical need for clean, connected vehicles that reduce carbon emissions from ground transportation,” said Ms. McIntyre. “Unfortunately, there were too many obstacles for us to overcome in the short amount of time available to us. I could not be prouder of what our team has been able to accomplish under very challenging circumstances. This is a viable and essential technology, and I am confident that many of our talented employees will play a future role in this energy transition effort.”

“For the past several months, the ELMS board and the new ELMS leadership team have worked nonstop to address legacy financial, governance and operational matters at the Company, and enormous progress was made, including towards vehicle certification” said Brian Krzanich, ELMS Board Chair and former CEO of Intel. “Therefore, it’s extremely frustrating that we must take this route, but it was the only responsible next step for our shareholders, partners, creditors, and employees.”

About Electric Last Mile Solutions, Inc.

Electric Last Mile Solutions, Inc. (Nasdaq: ELMS) has been focused on defining a new era in which commercial vehicles run clean as connected and customized solutions that make businesses more efficient and profitable. ELMS’ first vehicle, the Urban Delivery, was anticipated to be the first Class 1 commercial electric vehicle in the U.S. market. For more information, please visit www.electriclastmile.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to the timing of a potential Chapter 7 filing and the potential implications for the Company’s stockholders, stakeholders, creditors, and other interested parties. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in the Company’s future filings with the Securities and Exchange Commission. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that the Company considers immaterial or which are unknown. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Media: Media@electriclastmile.com